UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

GH CAPITAL INC.

(Exact name of registrant as specified in its charter)
Florida	000-55798	38-3955212
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Biscayne Boulevard, Suite 2790 , Miami, FL		33131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 714- 9397

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2019, GH Capital, Inc. (the “Company” or “GHHC”) entered into a “Spin-off Agreement” (the “Agreement”) by and between the Company and Mr. Wolfgang Ruecker whereby Mr. Ruecker will cancel Seven Million (7,000,000) shares of the Company’s common stock in exchange for certain rights. Pursuant to the Agreement, upon cancellation of Seven Million (7,000,000) shares by Mr. Ruecker, as well as successful actions to be taken by the Company, the Company will transfer to him:

•	Any and all Brand and Trademark rights for “GH Capital, Inc.” only upon a successful name change action by the Company to be filed with the State of Florida; and
•	Certain IPO Services contracts between the Company and its IPO Services clients.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GH Capital, Inc.
(Registrant)
Date:	September 6, 2019
		By:	/s/ William Bollander
		Name:	William Bollander
		Title:	Chief Executive Officer